As filed with the Securities and Exchange Commission on March 10, 2008
Registration No.	333-44794
333-84904
333-104108
333-113651
333-123323
333-132478
333-141287

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Post-Effective Amendment No. 1 to Registration Statement No. 333-44794
Post-Effective Amendment No. 1 to Registration Statement No.333-141287
Post-Effective Amendment No. 2 to Registration Statement No.333-84904
Post-Effective Amendment No. 2 to Registration Statement No. 333-104108
Post-Effective Amendment No. 2 to Registration Statement No. 333-113651
Post-Effective Amendment No. 2 to Registration Statement No. 333-123323
Post-Effective Amendment No. 2 to Registration Statement No.333-132478
UNDER
THE SECURITIES ACT OF 1933

Maxygen, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	77-0449487 (I.R.S. Employer Identification No.)

515 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices, including zip code)

2000 International Stock Option Plan
(Full title of the plan)
Russell J. Howard
Chief Executive Officer
Maxygen, Inc.
515 Galveston Drive
Redwood City, CA 94063
(650) 298-5300
(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering	aggregate	Amount of
to be registered	registered	price per share	offering price	registration fee
N/A	N/A	N/A	N/A	N/A

SIGNATURES

EXPLANATORY NOTE
     Maxygen, Inc. (the “Company”) is hereby filing this Post-Effective Amendment No. 1 to each of the Company’s registration statements on Form S-8 (registration nos. 333-44794 and 333-141287) and Post-Effective Amendment No. 2 to each of the Company’s registration statements on Form S-8 (registration nos. 333-84904, 333-104108, 333-113651, 333-123323 and 333-132478) (collectively, the “Prior Registration Statements”) to reflect the deregistration of certain shares of the Company’s common stock previously registered pursuant to the Prior Registration Statements for issuance under the Company’s 2000 International Stock Option Plan (the “International Plan”).
     Under the International Plan, only employees, consultants and directors of the Company’s foreign subsidiaries are eligible to receive option awards. As a result of the consolidation of the Company’s operations at its U.S. headquarters and the cessation of operations at Maxygen ApS, the Company’s wholly owned subsidiary in Denmark, the Company does not intend to grant any future option awards under the International Plan. Accordingly, the Company hereby withdraws from registration under the Prior Registration Statements, the 2,088,938 shares that have not been issued and are not subject to issuance pursuant to outstanding stock option awards under the International Plan. The Prior Registration Statements shall remain in effect (i) for issuance pursuant to outstanding stock option awards under the International Plan and (ii) with respect to shares of the Company’s common stock previously registered pursuant to the Prior Registration Statements for issuance under the Company’s 2000 Non-Officer Stock Option Plan, 1997 Stock Option Plan and 1999 Employee Stock Purchase Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on March 10, 2008.

Maxygen, Inc.
By:	/s/ Russell J. Howard
Russell J. Howard
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Prior Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russell J. Howard Russell J. Howard	Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2008

/s/ Lawrence W. Briscoe Lawrence W. Briscoe	Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2008

/s/ Isaac Stein Isaac Stein	Director	March 10, 2008

/s/ Louis G. Lange Louis G. Lange	Director	March 10, 2008

/s/ M.R.C. Greenwood M.R.C. Greenwood	Director	March 10, 2008

/s/ Ernest Mario Ernest Mario	Director	March 10, 2008

/s/ Gordon Ringold Gordon Ringold	Director	March 10, 2008

/s/ James R. Sulat James R. Sulat	Director	March 10, 2008